Exhibit 99.1

CONTACT:	Mike Fowler
Senior Vice President and Chief Financial Officer
423-278-3050

GREEN BANKSHARES REPORTS RESULTS FOR THE FIRST QUARTER 2011

RECENTLY ANNOUNCED $217 MILLION CAPITAL RAISE EXPECTED TO STRENGTHEN THE COMPANY'S BALANCE SHEET

GREENEVILLE, Tenn. (May 10, 2011) – Green Bankshares, Inc. (NASDAQ:GRNB), the holding company for GreenBank, today reported results for the first quarter ended March 31, 2011.  These results included a net loss available to common shareholders of $11.6 million or $0.88 per diluted share for the quarter ended March 31, 2011, compared with a net loss available to common shareholders of $52.8 million or $4.03 per diluted share for the quarter ended December 31, 2010, and net income available to common shareholders of $1.9 million or $0.15 per diluted share for the same quarter a year ago.

Importantly, the Company recently announced that it has entered into a definitive agreement to raise approximately $217 million in new capital through the sale of newly issued common shares to North American Financial Holdings, Inc.  The transaction, which is subject to shareholder and regulatory approval, as well as the satisfaction of other customary closing conditions, is expected to be consummated in the third quarter of 2011.  In connection with the investment, the Company expects that North American Financial Holdings will enter into a binding agreement with the U. S. Department of Treasury to purchase all of the outstanding shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and related warrants to purchase shares of the Company’s Common Stock.  Commenting on the announcement, Stephen M. Rownd, Chairman and Chief Executive Officer, said, "The recapitalization strengthens our balance sheet and represents a strategically important step in returning the Company to profitability at a faster rate while ultimately enhancing shareholder value."

Regarding first quarter results, Rownd added, "Our first quarter performance reflected a continuation of elevated credit costs in the form of both our loan loss provision and costs related to other real estate owned (OREO).  While the credit environment in which we operate remains challenging, our loss for the first quarter declined on a linked-quarter basis primarily as a result of lower credit costs incurred during the first quarter of 2011 compared with the fourth quarter of 2010.

"Our core earnings and the fundamentals of the Company remain solid, as evidenced in our linked-quarter stable net interest margin, improving non-interest income and lower recurring operating expenses," Rownd continued.  "During the first quarter of 2011, we accrued approximately $570,000 of severance costs associated with "right-sizing" the Company, as we sought to align our staffing levels with the current economic environment and business activity levels. As we have previously discussed, ongoing pressure on real estate values in our markets will likely keep non-performing assets – and credit costs – at elevated levels throughout 2011."

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Green Bankshares, Inc. ▪ 100 North Main Street ▪ Greeneville, TN  37743 ▪ (423) 639-5111

GRNB Reports First Quarter 2011 Results

May 10, 2011

As a result of the first quarter 2011 loss, the Bank's capital ratios declined.  Although these ratios remained above the statutory minimums necessary to be deemed a well-capitalized financial institution, they dropped below the Tier 1 leverage ratio of 10.0% and the Total Risk-based Capital Ratio of 14.0% that the Bank had informally committed to its regulators that it would maintain, as discussed further in the Company's Form 10-K for 2010.

Regarding the proposed investment by North American Financial Holdings, which will give it a 90.1% stake in the Company, the Company is expected to issue approximately 120 million new common shares at a price of $1.81 per share, raising approximately $217 million before transaction-related expenses.  In connection with the investment by North American Financial Holdings, the Company’s shareholders as of a record date to be fixed near the closing of that transaction will receive a contingent value right, entitling them to cash proceeds of up to $0.75 per share based on the credit performance of the Bank’s legacy loan portfolio over the five-year period following closing.

Estimated capital levels: (see the non-GAAP measurement reconciliation on page 6 regarding tangible equity and book value per share)

Consolidated:	1Q11	4Q10	3Q10	2Q10	1Q10
Tangible common book value per share	$4.41	$5.23	$9.30	$11.95	$11.71
Tangible common equity to assets ratio	2.44%	2.88%	5.09%	6.25%	6.03%
Bank Regulatory Ratios:
Tier 1 leverage ratio	8.55%	8.88%	10.78%	11.86%	11.55%
Tier 1 risk-based capital ratio	11.83%	11.94%	13.53%	14.73%	14.06%
Total risk-based capital ratio	13.11%	13.22%	14.80%	15.99%	15.33%

Net interest income:

(dollars in thousands)	1Q11	4Q10	3Q10	2Q10	1Q10
Net interest income	$19,267	$19,714	$20,747	$21,473	$21,659
Net interest margin	3.77%	3.77%	3.90%	3.86%	3.90%
Average earning assets	$2,090,428	$2,094,399	$2,130,339	$2,248,240	$2,271,550

•
Both net interest income and the net interest margin for the first quarter of 2011 were adversely affected by loan interest reversals totaling approximately $947 thousand as $47.2 million of loans were moved to non-accrual status.  Excluding interest reversals, net interest margin would have been 3.96% for the first quarter of 2011.

Credit quality:

Summary:
(dollars in thousands)	1Q11	4Q10	3Q10	2Q10	1Q10
Net loan charge-offs	$15,617	$9,139	$36,549	$4,868	$3,882
New non-accrual loans added	$47,207	$61,867	$111,868	$22,415	$14,442
Reserves to total loans	3.87%	3.83%	2.74%	2.60%	2.52%
Non-performing assets	$224,441	$205,914	$197,159	$141,915	$135,366

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GRNB Reports First Quarter 2011 Results

May 10, 2011

Changes in non-performing assets:

(dollars in thousands)	Non-accrual Loans	OREO	Past Due > 90 days	Total (1)
December 31, 2010	$143,707	$60,095	$2,112	$205,914
Loan foreclosures	(7,379)	7,379	n/a	n/a
Gross loan charge-offs	(16,404)	n/a	n/a	(16,404)
New non-accrual loans	47,207	n/a	n/a	47,207
Reduction of non-accrual loans	(8,315)	n/a	n/a	(8,315)
Other real estate owned (OREO) sales proceeds	n/a	(5,341)	n/a	(5,341)
OREO write-downs, net	n/a	(2,100)	n/a	(2,100)
Change in past due > 90 days	n/a	n/a	3,480	3,480
March 31, 2011	$158,816	$60,033	$5,592	$224,441

(1)  On average, all non-performing assets have been written down almost 35%.

Commercial real estate loan portfolio migration:

				Mar. 31, 2011 from Mar. 31, 2010
(Dollars in thousands)	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010	Change	% Change
Commercial real estate portfolio:
Acquisition & development	$123,369	$133,947	$182,181	$(58,812)	(32.28)%
Lot warehouse	39,989	42,796	55,499	(15,510)	(27.95)%
Commercial 1-4 family construction	27,260	31,511	69,328	(42,086)	(60.68)%
Total speculative 1-4 family	190,618	208,254	307,008	(116,390)	(37.91)%

Commercial vacant land	74,506	77,081	101,218	(26,712)	(26.39)%
Commercial construction non-owner occupied	49,037	76,568	156,970	(107,933)	(68.76)%
Commercial construction owner occupied	5,229	5,407	27,614	(22,385)	(81.06)%
Consumer residential construction	11,445	14,161	14,701	(3,256)	(22.15)%
Total construction and development	140,217	173,217	300,503	(160,286)	(53.34)%

Non-owner occupied commercial real estate	417,952	427,291	395,638	22,314	5.64%

Total commercial real estate	$748,787	$808,762	$1,003,149	$(254,362)	(25.36)%

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GRNB Reports First Quarter 2011 Results

May 10, 2011

The following information graphically displays the consolidated loan portfolio by purpose code as of March 31, 2011:

Non-interest income totaled approximately $7.6 million for the first quarter of 2011, down from $7.7 million in the first quarter of 2010.  This slight decline was reflected in lower levels of deposit service charges accompanied by lower mortgage banking income and Wealth Management revenues.

Non-interest expense totaled approximately $23.0 million for the first quarter of 2011,   compared with $20.5 million for the first quarter of 2010.  The increase primarily reflected increased OREO-related expenses, which were partially offset by lower collection and repossession expenses, as well as severance costs associated with a workforce reduction to "right-size" the Company that commenced in March 2011.

Greeneville, Tennessee-based Green Bankshares, Inc., with total assets of approximately $2.4 billion at March 31, 2011, is the holding company for GreenBank.  GreenBank, which traces its origin to 1890, has 63 branches across East and Middle Tennessee, and one branch each in Bristol, Virginia, and Hot Springs, North Carolina.  It also provides wealth management services through its GreenWealth Division and residential mortgage lending through its Mortgage Division.  In addition, GreenBank conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in automobile lending and Fairway Title Co., a title insurance company.

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GRNB Reports First Quarter 2011 Results

May 10, 2011

Cautionary Statement

The investment discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that act.  Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements.  This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements

Certain matters discussed in this news release are not historical facts but are "forward-looking statements" within the meaning of and are furnished pursuant to the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements.  Risks and uncertainties related to the Company's business are discussed in the Company's filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2010.  Risks and uncertainties related to the Company include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Investment Agreement by and among the Company, the Bank and North American Financial Holdings, Inc., dated as of May 5, 2011 (the “Investment Agreement”); (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Investment Agreement; (3) the inability to complete the transactions contemplated by the Investment Agreement due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of regulatory approval; (4) risks that the proposed transaction contemplated by the Investment Agreement disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction contemplated by the Investment Agreement; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets and the ability to resolve these may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) rapid fluctuations or unanticipated changes in interest rates; (12) the impact of governmental restrictions on entities participating in the Capital Purchase Program (the "CPP") of the United States Department of the Treasury; (13) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (14) the results of regulatory examinations; (15) the remediation efforts related to the Company’s material weakness in its internal control over financial reporting; (16) increased competition with other financial institutions in the markets that the Bank serves; (17) the Company’s recording a further valuation allowance related to its deferred tax asset; (18) exploring alternatives available for the future repayment or conversion of the preferred stock issued in the CPP, including in the transaction contemplated by the Investment Agreement; (19) further deterioration in the valuation of other real estate owned; (20) inability to comply with regulatory capital requirements and to secure any required regulatory approvals for capital actions to raise capital if necessary to comply with any regulatory capital requirements; and (21) the loss of key personnel.  The Company undertakes no obligation to update these forward-looking statements.

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GRNB Reports First Quarter 2011 Results

May 10, 2011

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed investment in the Company by North American Financial Holdings, Inc.  The Company will file a proxy statement and other documents regarding the proposed investment transaction described in this news release with the SEC. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s shareholders will receive information at an appropriate time on how to obtain the proxy statement and other transaction-related documents for free from the Company.  Such documents are not currently available.

Participants in the Solicitation

The Company and its directors, executive officers, certain members of management, and employees may have interests in the proposed investment transaction contemplated by the Investment Agreement or be deemed to be participants in the solicitation of proxies of the Company’s shareholders to approve the matters necessary to be approved to facilitate the proposed investment transaction.  Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Green Bankshares’ 2011 Annual Meeting of Shareholders filed with the SEC on April 8, 2011.  Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.

GRNB Reports First Quarter 2011 Results

May 10, 2011
GREEN BANKSHARES, INC.
Reconciliation of Non-GAAP Measures Presented in Earnings Release
(In thousands)

The following table provides a reconciliation of total stockholders' equity to tangible common equity in accordance with applicable regulatory requirements and GAAP.  The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	1Q11	4Q10	3Q10	2Q10	1Q10
Total shareholders' equity	$132,830	$143,897	$197,824	$233,150	$230,189
Less:
Core deposit and other intangibles	(6,125)	(6,751)	(7,398)	(8,044)	(8,684)
Preferred stock	(68,468)	(68,121)	(67,775)	(67,428)	(67,081)
Tangible common equity	$58,237	$69,025	$122,651	$157,678	$154,424

Tangible common book value per share	$4.41	$5.23	$9.30	$11.95	$11.71

Total assets	$2,392,694	$2,406,040	$2,415,014	$2,529,332	$2,569,732
Less:
Core deposit and other intangibles	(6,125)	(6,751)	(7,398)	(8,044)	(8,684)
Total tangible assets	$2,386,569	$2,399,289	$2,407,616	$2,521,288	$2,561,048

Tangible common equity to assets ratio	2.44%	2.88%	5.09%	6.25%	6.03%

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GRNB Reports First Quarter 2011 Results

May 10, 2011

GREEN BANKSHARES, INC.
Unaudited Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Interest income	$26,625	$28,213	$31,892
Interest expense	7,358	8,499	10,233
Net interest income	19,267	19,714	21,659
Provision for loan losses	13,897	25,646	3,889
Net interest income (loss) after provision for loan losses	5,370	(5,932)	17,770
Non-interest income	7,627	7,058	7,686
Non-interest expense	23,027	41,986	20,546
Income (loss) before income taxes	(10,030)	(40,860)	4,910
Income tax provision	281	10,688	1,714
Income (loss)	(10,311)	(51,548)	3,196
Preferred stock dividends and related cost	1,250	1,250	1,250
Net income (loss) available to common shareholders	$(11,561)	$(52,798)	$1,946
Comprehensive income (loss)	$(10,273)	$(53,173)	$4,166

Earnings (loss) per common share:
Basic	$(0.88)	$(4.03)	$0.15
Diluted 1	$(0.88)	$(4.03)	$0.15

Weighted average common shares:
Basic	13,109	13,098	13,082
Diluted	13,109	13,098	13,173

	March 31, 2011	Dec. 31, 2010	March 31, 2010
Total assets	$2,392,694	$2,406,040	$2,569,732
Cash and cash equivalents	331,416	294,214	177,541
Investment and other securities	239,581	215,201	198,066
Loans, net of unearned interest	1,680,249	1,745,378	1,994,039
Allowance for loan losses	(65,109)	(66,830)	(50,167)
Deposits	1,975,635	1,976,854	2,037,865
Shareholders' equity	132,830	143,897	230,189
Common shareholders' equity 2	64,362	75,776	163,108
Tangible common shareholders' equity 3	58,237	69,025	154,424
Common book value per share 2	4.88	5.75	12.36
Tangible common book value per share 3	4.42	5.23	11.71

1
Diluted weighted average shares outstanding exclude 78,794, and 92,674 restricted average shares for the three-month periods ended March 31, 2011, and December 31, 2010, respectively, because their impact would be anti-dilutive.

2	Common shareholders' equity is shareholders' equity less preferred stock.
3	Tangible common shareholders' equity is shareholders' equity less intangible assets and preferred stock.

-END-

GREEN BANKSHARES, INC.
Consolidated Balance Sheets
March 31, 2011, December 31, 2010, and March 31, 2010
(Dollars in thousands)

	(Unaudited)	(Unaudited) *	(Unaudited)
	March 31	December 31,	March 31,
	2011	2010	2010
ASSETS

Cash and due from banks	$323,485	$289,358	$176,469
Federal funds sold	7,931	4,856	1,072
Cash and cash equivalents	331,416	294,214	177,541

Interest earning deposits in other banks	-	-	11,000
Securities available-for-sale ("AFS")	226,732	202,002	173,716
Securities held-to-maturity (with a market value of $115, $467, and $628
on March 31, 2011, December 31, 2010, and March 31, 2010)	115	465	616
FHLB and other stock, at cost	12,734	12,734	12,734
Loans held for sale	960	1,299	590
Loans, net of unearned income	1,680,249	1,745,378	1,994,039
Allowance for loan losses	(65,109)	(66,830)	(50,167)
Other real estate owned and repossessed assets	60,033	60,095	71,746
Bank premises and equipment, net	77,814	78,794	81,204
Cash surrender value of life insurance	31,758	31,479	30,542
Core deposit and other intangibles	6,125	6,751	8,684
Deferred Tax Asset ( net of valuation allowance of $47,563, $43,455 and $0)	6,339	2,177	13,277
Other assets	23,528	37,482	44,210
Total assets	$2,392,694	$2,406,040	$2,569,732

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$165,927	$152,752	$166,369
Interest-bearing deposits	1,808,309	1,822,703	1,870,097
Brokered deposits	1,399	1,399	1,399
Total deposits	1,975,635	1,976,854	2,037,865

Repurchase agreements	18,712	19,413	23,830
FHLB advances and notes payable	158,588	158,653	171,919
Subordinated debentures	88,662	88,662	88,662
Accrued interest payable and other liabilities	18,267	18,561	17,267
Total liabilities	2,259,864	2,262,143	2,339,543

SHAREHOLDERS' EQUITY

Preferred stock: no par value, 1,000,000 shares authorized;
72,278, 72,278 and 72,278 shares outstanding	68,468	68,121	67,081
Common stock: $2 par value, 20,000,000 shares authorized;
13,182,797, 13,188,896, and 13,192,875 shares outstanding	26,366	26,378	26,386
Common stock warrants	6,934	6,934	6,934
Additional paid in capital	189,022	188,901	188,423
Retained earnings (deficit)	(158,997)	(147,436)	(59,794)
Accumulated other comprehensive income	1,037	999	1,159
Total shareholders' equity	132,830	143,897	230,189

Total liabilities & shareholders' equity	$2,392,694	$2,406,040	$2,569,732

* Derived from Audited Consolidated Financial Statements.

GREEN BANKSHARES, INC.
Consolidated Statements of Income and Comprehensive Income / (Loss)
Three Months Ended March 31, 2011, December 31, 2010, and March 31, 2010
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Interest income:
Interest and fees on loans	$24,600	$26,543	$30,060
Taxable securities	1,401	1,078	1,288
Nontaxable securities	305	319	312
FHLB and other stock	138	122	138
Federal funds sold and other	181	151	94
Total interest income	26,625	28,213	31,892

Interest expense:
Deposits	5,330	6,303	8,061
Federal funds purchased and repurchase agreements	4	5	6
FHLB advances and notes payable	1,543	1,703	1,694
Subordinated debentures	481	488	472
Total interest expense	7,358	8,499	10,233

Net interest income	19,267	19,714	21,659

Provision for loan losses	13,897	25,646	3,889

Net interest income (loss) after provision for loan losses	5,370	(5,932)	17,770

Non-interest income:
Service charges on deposit accounts	5,830	4,896	5,940
Other charges and fees	430	635	356
Trust and investment services income	515	482	582
Mortgage banking income	87	250	118
Other income	765	795	690
Total non-interest income	7,627	7,058	7,686
Non-interest expense:
Employee compensation	8,131	8,087	7,665
Employee benefits	977	769	977
Occupancy expense	1,794	1,733	1,699
Equipment expense	877	728	708
Computer hardware/software expense	919	897	824
Professional services	788	853	607
Advertising	719	327	598
OREO maintenance expense	1,155	613	445
Collection and repossession expense	547	899	1,287
Loss on OREO and repossessed assets	2,101	21,922	509
FDIC insurance	1,086	996	851
Core deposit and other intangible amortization	626	647	651
Other expenses	3,307	3,515	3,725
Total non-interest expense	23,027	41,986	20,546

Income (loss) before income taxes	(10,030)	(40,860)	4,910

Income taxes provision	281	10,688	1,714

Net income (loss)	(10,311)	(51,548)	3,196

Preferred stock dividends and accretion of discount on warrants	1,250	1,250	1,250

Net income (loss) available to common shareholders	$(11,561)	$(52,798)	$1,946

Comprehensive income (loss)	$(10,273)	$(53,173)	$4,166

Per share of common stock:
Basic earnings (loss)	$(0.88)	$(4.03)	$0.15
Diluted earnings (loss)	$(0.88)	$(4.03)	$0.15
Dividends	$0.00	$0.00	$0.00

Weighted average shares outstanding:
Basic	13,108,598	13,097,611	13,082,347
Diluted(1)	13,108,598	13,097,611	13,172,727
(1) Diluted weighted average shares outstanding for the three months ended March 31, 2011 and December 31, 2010 excludes 78,794 and 92,674 shares, respectively, because they are anti-dilutive.

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
(UNAUDITED)

(Dollars in thousands except share and per share data)

	March 31	December 31,	%
	2011	2010	Change
Financial Condition Data:

Assets	$2,392,694	$2,406,040	-0.55%
Loans, net of unearned interest	1,680,249	1,745,378	-3.73%
Cash and investments	570,997	509,415	12.09%
Federal funds sold	7,931	4,856	63.32%
Deposits	1,975,635	1,976,854	-0.06%
FHLB advances and notes payable	158,588	158,653	-0.04%
Subordinated debentures	88,662	88,662	0.00%
Repurchase agreements	18,712	19,413	-3.61%
Shareholders' equity	132,830	143,897	-7.69%
Common shareholders' equity (1)	64,362	75,776	-15.06%
Tangible common shareholders' equity (2)	58,237	69,025	-15.63%
Tangible shareholders' equity (3)	126,705	137,146	-7.61%

Ratios:
Common book value per share (1)	$4.88	$5.75	-15.13%
Tangible common book value per share (2)	$4.41	$5.23	-15.68%
Total tangible equity to tangible assets (3)(4)	5.31%	5.72%	-7.12%
Tangible common equity to tangible assets (2)(4)	2.44%	2.88%	-15.18%
Average equity to average assets	8.94%	8.85%	1.02%
(1) Common shareholders' equity is shareholders' equity less preferred stock.
(2) Tangible common shareholders' equity is shareholders' equity less goodwill, intangible assets and preferred stock.
(3) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.
(4) Tangible assets is total assets less goodwill and intangible assets.

	Three Months Ended
	March 31,	December 31,
	2011	2010	% Change
Operating Data:

Total interest income	$26,625	$28,213	-5.63%
Total interest expense	7,358	8,499	-13.43%
Net interest income	19,267	19,714	-2.27%
Provision for loan losses	13,897	25,646	-45.81%
Net interest income (loss) after provision for loan losses	5,370	(5,932)	190.53%
Non-interest income	7,627	7,058	8.06%
Non-interest expense	23,027	41,986	-45.16%
Income (loss) before income taxes	(10,030)	(40,860)	75.45%
Income tax expense (benefit)	281	10,688	-97.37%
Net income (loss)	(10,311)	(51,548)	80.00%
Preferred stock dividend and accretion of discount on warrants	1,250	1,250	0.00%
Net income (loss) available to common shareholders	$(11,561)	$(52,798)	78.10%

Comprehensive income (loss)	$(10,273)	$(53,173)	80.68%

Per Share of Common Stock:
Basic earnings (loss)	$(0.88)	$(4.03)	78.16%
Diluted earnings (loss)	$(0.88)	$(4.03)	78.16%
Dividends	$0.00	$0.00	0.00%

Weighted Average Shares Outstanding:
Basic	13,108,598	13,097,611
Diluted	13,108,598	13,097,611

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Key Financial Ratios:

Return on average assets	-1.93%	-8.54%	0.31%
Return on average shareholders' equity	-32.61%	-108.58%	3.43%
Return on average common shareholders' equity (1)	-62.06%	-167.55%	4.83%
Return on average common tangible shareholders' equity (2)	-67.54%	-177.12%	5.11%
Interest rate spread	3.77%	3.76%	3.81%
Net interest margin	3.77%	3.77%	3.90%
Efficiency Ratio	85.62%	156.83%	70.01%
(1) Common shareholders' equity is shareholders' equity less preferred stock.
(2) Tangible common shareholders' equity is shareholders' equity less goodwill, intangible assets and preferred stock.

	March 31,	December 31,	March 31,
	2011	2010	2010
Asset Quality Ratios:
Nonperforming loans as a percentage of total loans,
net of unearned income	9.78%	8.35%	3.19%
Nonperforming assets as a percentage of total assets	9.38%	8.56%	5.27%
Allowance for loan losses as a percentage of total loans,
net of unearned income	3.87%	3.83%	2.52%
Allowance for loan losses as a percentage of
nonperforming loans	39.60%	45.83%	78.85%
Net charge-offs to average total loans, net of
unearned income	0.91%	2.84%	0.19%

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
March 31, 2011
(UNAUDITED)

Nonperforming Assets and Net Charge-offs				Asset Quality Ratios

As of and for the three months ended March 31, 2011	Bank	Other	Total	As of and for the three months ended March 31, 2011	Bank	Other	Consolidated
Loans past due 90 days and still accruing	$5,592	$-	$5,592	Nonperforming loans as a percentage of total loans, net of unearned income	9.84%	1.65%	9.78%
Nonaccrual loans	158,084	732	158,816	Nonperforming assets as a percentage of total assets	9.34%	2.07%	9.38%
Other real estate owned and repossessed assets	59,712	321	60,033	Allowance for loan losses as a percentage of total loans, net of unearned income	3.72%	7.25%	3.87%
Total nonperforming assets	$223,388	$1,053	$224,441	Allowance for loan losses as a percentage of nonperforming loans	37.81%	439.21%	39.60%
				YTD net charge-offs to average total loans, net of unearned income	0.90%	0.61%	0.91%
YTD net charge-offs	$15,347	$270	$15,617

As of and for the three months ended March 31, 2010	Bank	Other	Total	As of and for the three months ended March 31, 2010	Bank	Other	Consolidated
Loans past due 90 days and still accruing	$137	$12	$149	Nonperforming loans as a percentage of total loans, net of unearned income	3.19%	1.23%	3.19%
Nonaccrual loans	62,955	516	63,471	Nonperforming assets as a percentage of total assets	5.25%	1.37%	5.27%
Other real estate owned and repossessed assets	71,586	160	71,746	Allowance for loan losses as a percentage of total loans, net of unearned income	2.36%	8.13%	2.52%
Total nonperforming assets	$134,678	$688	$135,366	Allowance for loan losses as a percentage of nonperforming loans	73.98%	661.74%	78.85%
				YTD net charge-offs to average total loans, net of unearned income	0.17%	1.25%	0.19%
YTD net charge-offs	$3,345	$537	$3,882

As of and for the year ended December 31, 2010	Bank	Other	Total	As of and for the year ended December 31, 2010	Bank	Other	Consolidated
Loans past due 90 days and still accruing	$2,094	$18	$2,112	Nonperforming loans as a percentage of total loans, net of unearned income	8.40%	1.30%	8.35%
Nonaccrual loans	143,153	554	143,707	Nonperforming assets as a percentage of total assets	8.52%	1.34%	8.56%
Other real estate owned and repossessed assets	59,916	179	60,095	Allowance for loan losses as a percentage of total loans, net of unearned income	3.68%	7.33%	3.83%
Total nonperforming assets	$205,163	$751	$205,914	Allowance for loan losses as a percentage of nonperforming loans	43.80%	562.24%	45.83%
				Net charge-offs to average total loans, net of unearned income	2.76%	4.20%	2.84%
Net charge-offs	$52,615	$1,823	$54,438

GREEN BANKSHARES, INC.
Condensed Average Balances, Interest Rates and Yields
March 31, 2011

	Three Months Ended
	March 31,
	2011			2010

	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:

Loans(1)(2)	1,567,761	24,614	6.37%	1,954,136	30,080	6.24%
Investment securities (2)	227,762	2,007	3.57%	169,020	1,906	4.57%
Other short-term investments	294,905	181	0.25%	148,394	94	0.26%
Total interest-earning assets	2,090,428	26,802	5.20%	2,271,550	32,080	5.73%

Non-interest earning assets	340,868			306,586
Total assets	2,431,296			2,578,136

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	1,079,824	1,811	0.68%	941,888	2,398	1.03%
Time deposits	763,967	3,519	1.87%	940,388	5,663	2.44%
Total interest bearing-deposits	1,843,791	5,330	1.17%	1,882,276	8,061	1.74%

Securities sold under repurchase and short-term borrowings	16,994	4	0.10%	23,615	6	0.10%
Notes payable	158,628	1,543	3.94%	171,946	1,694	4.00%
Subordinated debentures	88,662	481	2.20%	88,662	472	2.16%
Total interest-bearing liabilities	2,108,075	7,358	1.42%	2,166,499	10,233	1.92%

Non-interest bearing liabilities:
Demand Deposits	161,702			163,173
Other Liabilities	17,731			18,098
Total non-interest bearing liabilities	179,433			181,271

Total liabilities	2,287,508			2,347,770

Shareholders' equity	143,788			230,366

Total liabilities & shareholders' equity	2,431,296			2,578,136

Net interest income		19,444			21,847

Interest rate spread			3.77%			3.81%

Net yield on interest-earning assets (net interest margin)			3.77%			3.90%

(1)Average loan balances exclude nonaccrual loans for the periods presented.

(2)Fully Taxable Equivalent (“FTE”) at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
March 31, 2011
(UNAUDITED)

	March 31, 2011		December 31, 2010
Loans	Balance	%	Balance	%	% Change
Commercial	$208,496	12.30%	$222,927	12.67%	-6.47%
Commercial real estate	1,028,903	60.68%	1,080,805	61.41%	-4.80%
Residential real estate	379,616	22.39%	378,783	21.52%	0.22%
Consumer	75,379	4.45%	75,498	4.29%	-0.16%
Other	3,139	0.19%	1,913	0.11%	64.09%
Total loans	1,695,533	100.00%	1,759,926	100.00%	-3.66%

Less: Unearned income	(15,284)		(14,548)
Loans, net of unearned income	$1,680,249		$1,745,378

Loan Balances by Geographical Region and Operating Subsidiaries

	March 31, 2011		December 31, 2010
	Loan	% to	Loan	% to
	Balance	Total Loans	Balance	Total Loans	% Change

Northeastern Tennessee Region(1)	$510,208	30.37%	$522,218	29.92%	-2.30%
East Tennessee Region	473,790	28.20%	508,269	29.12%	-6.78%
Middle Tennessee Region	651,930	38.80%	671,005	38.45%	-2.84%

GCB Acceptance Corporation	19,564	1.16%	19,062	1.09%	2.63%
Superior Financial Services, Inc.	24,757	1.47%	24,824	1.42%	-0.27%

Loans, net of unearned income	$1,680,249	100.00%	$1,745,378	100.00%	-3.73%
(1) Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina

	March 31, 2011		December 31, 2010
Deposits	Balance	%	Balance	%	% Change
Non-interest bearing demand	$165,927	8.40%	$152,752	7.73%	8.63%
Interest bearing demand	690,264	34.94%	695,451	35.18%	-0.75%
Money market and savings	389,121	19.70%	345,565	17.47%	12.60%
Retail time	438,036	22.17%	473,386	23.95%	-7.47%
Jumbo time	292,287	14.79%	309,700	15.67%	-5.62%
Total	$1,975,635	100.00%	$1,976,854	100.00%	-0.06%

Deposit Balances by Geographical Region

	March 31, 2011		December 31, 2010
	Balance	%	Balance	%	% Change
Northeastern Tennessee Region(1)	$716,951	36.29%	$712,676	36.05%	0.60%
East Tennessee Region	314,804	15.93%	323,481	16.36%	-2.68%
Middle Tennessee Region	943,880	47.78%	940,697	47.59%	0.34%

Total	$1,975,635	100.00%	$1,976,854	100.00%	-0.06%
(1) Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina